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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          -----------------------------

                             FARGO ELECTRONICS, INC.
          (Exact name of registrant issuer as specified in its charter)

                MINNESOTA                                 45-0353190
        (before reincorporation)            (I.R.S. Employer Identification No.)
                DELAWARE                                  41-1959505
         (after reincorporation)                   (after reincorporation)
(State of incorporation or organization)              (I.R.S. Employer
                                                    Identification Number)

                             6533 FLYING CLOUD DRIVE
                             EDEN PRAIRIE, MN 55344
          (Address of principal executive offices, including zip code)

                          -----------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this from relates:
333-90937.

        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                       AND
                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates herein by reference the sections entitled "Description of Capital Stock--Common Stock," "Description of Capital Stock--Registration Rights," "Description of Capital Stock--Anti-Takeover Provisions of the Delaware General Corporation Law" and "Description of Capital Stock-Rights Agreement" in the Prospectus portion of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90937 (the "Registration Statement")) filed by the Registrant under the Securities Act of 1933, as amended, as the same may be subsequently amended by amendments to the Registration Statement, and to the extent applicable, such sections of any prospectus relating to such Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         The following is a list of all exhibits filed as part of this Registration Statement:

         Exhibit 1 Registrant's Form of Amended and Restated Certificate of Incorporation (to be effective upon the Registrant's reincorporation as a Delaware corporation prior to the offering) (incorporated by reference to Exhibit 3.2 to the Registration Statement)

         Exhibit 2 Registrant's Bylaws (to be effective upon the Registrant's reincorporation as a Delaware corporation prior to the offering) (incorporated by reference to Exhibit 3.4 to the Registration Statement)

         Exhibit 3 Stockholders' Agreement, dated February 18, 1998, as amended by and between certain shareholders, Robert Cummins and the Registrant (incorporated by reference to Exhibit 10.10 to the Registration Statement).

         Exhibit 4 Form of Stockholders Rights Agreement between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     FARGO ELECTRONICS, INC.


Dated:  January 18, 2000             By:  /s/ Gary R. Holland
                                        ---------------------------------------
                                        Gary R. Holland
                                     Its: President and Chief Executive Officer


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                             FARGO ELECTRONICS, INC.

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM 8-A

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EXHIBIT                                                                                   METHOD OF FILING
-------                                                                                   ----------------

Exhibit 1         Registrant's Form of Amended and Restated Certificate of
                  Incorporation...................................................   Incorporated by  reference to
                                                                                     Exhibit 3.2 to the Registrant's
                                                                                     Registration Statement on Form
                                                                                     S-1 (Reg. No. 333-90937) (the
                                                                                     "Registration Statement")

Exhibit 2         Registrant's Bylaws.............................................   Incorporated by reference to
                                                                                     Exhibit 3.4 to the Registration
                                                                                     Statement

Exhibit 3         Stockholders' Agreement, dated February 18, 1998, by and between
                  certain shareholders, Robert Cummins and the Registrant.........   Incorporated by reference to
                                                                                     Exhibit 10.10 to the
                                                                                     Registration Statement

Exhibit 4         Form of Stockholders Rights Agreement between the Registrant and
                  Norwest Bank Minnesota, N.A.....................................   Incorporated by reference to
                                                                                     Exhibit 4.1 to the Registration
                                                                                     Statement
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